NOTICE OF GUARANTEED DELIVERY
                                       for
                              Tender of Outstanding
                          9 1/4% Senior Notes Due 2005
                                 in Exchange for
                          9 1/4% Senior Notes Due 2005
                                       of
                          American Pacific Corporation

         Registered holders of outstanding 9 1/4% Senior Notes Due 2005 (the "Old Notes") of American Pacific Corporation ("Company") who wish to tender their Old Notes in exchange for a like principal amount of 9 1/4% Senior Notes Due 2005 (the "New Notes") of the Company, and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:


                     UNITED STATES TRUST COMPANY OF NEW YORK


By Mail:                           By Overnight Courier:         By Hand:                              By Facsimile:

United States Trust                United States Trust           United States Trust                   fax no. (212) 780-0592
  Company of New York                Company of New York           Company of New York                 (For Eligible Institutions
P.O. Box 844                       770 Broadway - 13th Floor     111 Broadway                          Only)
Cooper Station                     Corporate Trust Operations    Lower Level
New York, NY 10276-0844              Department                  New York, NY 10006                    Confirm by telephone:
(registered or certified mail      New York, NY 10003            Attn:  Corporate Trust Services       telephone no. (800) 548-6565
recommended)

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                                                (signature(s) on following page)

Ladies & Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s) or Authorized             Name(s) of Registered Holder(s):
Signatory:_______________________________________
                                                              -------------------------------------------
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Principal Amount of Old Notes
Tendered:_______________________________________              Address:___________________________________

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                                                              -------------------------------------------
Certificate No(s). of Old Notes (if available)___________
                                                              Area Code and Telephone No.:_________________
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                                                              Date:______________________________________
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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear(s) on certificates for Old Notes or on a security position listing it (them) as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                                       PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):          ______________________________________________________________

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Capacity:         ______________________________________________________________
Address(es):      ______________________________________________________________

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DO NOT SEND OLD NOTES WITH THIS FORM.  OLD NOTES  SHOULD BE SENT TO THE EXCHANGE
AGENT  TOGETHER  WITH  A  PROPERLY   COMPLETED  AND  DULY  EXECUTED   LETTER  OF
TRANSMITTAL.

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days after the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm:_______________________               Authorized Signature
Address:____________________________
___________________________________       Name:_________________________________
Area Code and Telephone No.:_________     Title:________________________________
___________________________________       Date:_________________________________

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